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                                                                   EXHIBIT 11


                              Fine Host Corporation
                          Computation of Per Share Loss
                             (dollars in thousands)


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
                                                                      Fiscal Year Ended
                                                            ----------------------------------------
                                                            December 25, 1996      December 25, 1995
                                                              (as restated)         (as restated)
                                                            -----------------       -----------------

 Loss applicable to Common Stock ................           $    (4,441)              $    (2,709)
 Accretion to redemption value of warrants ......                (1,300)                     (900)
                                                              -----------                 ---------
 Net loss available to Common
                   Stockholders ....................        $    (5,741)               $    (3,609)
                                                             -----------                 ---------
                                                             -----------                 ---------
  Average number of common shares outstanding ....            4,137,361                  2,048,200

 Average convertible preferred shares outstanding                   --                         --

 Assumed conversion of:
              $4.93 Warrants .......................                --                         --
              $  01 Warrants .......................                --                         --
              $4.93 Options ........................                --                         --
              $6.43 Options ........................                --                         --
              $7.14 Options ........................                --                         --
             $12.00 Options ....,...................                --                         --
             $14.625 Options .......................                --                         --
             $15.625 Options .......................                --                         --
                                                              -----------                ---------
                                                               4,137,361                2,048,200
                                                              -----------                ---------
                                                              -----------                ---------

Loss per share of Common Stock .....................        $     (1.39)               $   (1.76)
                                                              -----------                ---------
                                                              -----------                ---------
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